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                                                                     EXHIBIT 2.8

                                                                  EXECUTION COPY

                          CORPORATE SERVICES AGREEMENT

                  CORPORATE SERVICES AGREEMENT (this "AGREEMENT"), dated as of August 31, 2000, between IMS Health Incorporated, a Delaware corporation ("IMS"), and Synavant Inc., a Delaware corporation ("ST").

                  WHEREAS, ST is a subsidiary of IMS;

                  WHEREAS, the Board of Directors of IMS has determined that it is appropriate, desirable and in the best interests of IMS and its businesses, as well as of the shareholders of IMS to spin-off ST into an independent publicly traded company (the "DISTRIBUTION");

                  WHEREAS, IMS has provided ST with various corporate services, as more fully delineated below; and

                  WHEREAS, following completion of the Distribution, IMS will continue to provide many of the services to ST historically provided by it, and ST is willing to accept and pay for such services, as provided herein;

                  NOW, THEREFORE, in consideration of the premises and of the mutual agreements contained in this Agreement, IMS and ST hereby agree as follows:

                  SECTION 1. CORPORATE SERVICES TO BE MADE AVAILABLE. During the Term (as hereinafter defined), IMS agrees to make available to ST, as required from time to time by ST, the services described below, in a manner and scope consistent with the services currently provided by the U.S. corporate office located in Westport, Connecticut (collectively, the "CORPORATE SERVICES"), on the terms and subject to the limitations provided herein:

                  (a) tax advice and services, including the preparation of federal, state and local corporate tax returns, to be provided by IMS's internal tax staff, PROVIDED, THAT, with respect to any tax services provided by IMS hereunder, IMS shall make a good faith effort to notify ST of any conflict of interest of which it is aware that may arise from the rendering of such services to ST and, in such event, the parties shall jointly agree on an appropriate course of action to resolve such conflict;

                  (b) financial advice and services, including assistance with respect to the raising of additional capital, cash management, treasury management and general treasury support to be provided by IMS's treasury staff;

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                  (c) for a period of forty-five (45) days from the date of this
         Agreement only, personnel administration advice and services, including the administration of employee insurance plans, savings plans and other employee benefit plans, to be provided by IMS's human resources staff;

                  (d) in connection with the preparation of the first annual report to shareholders of ST and the proxy statement relating to the first annual meeting of shareholders of ST, personnel administration advice and services relating to the preparation of annual report tables (and the notes thereto), proxy statement tables (and the notes thereto), and directors' and officers' questionnaires, to be provided by IMS's human resources staff; and

                  (e) purchasing management services, including ongoing contract management with outside vendors in the United States and Europe and participation in negotiation, or renegotiation as the case may be, of third party agreements.

                  (f) In providing the Corporate Services to ST, IMS's officers and employees shall conduct themselves in accordance with any written policies and procedures of ST that are provided to IMS.

                  SECTION 2. FEES FOR SERVICES AND OTHER BENEFITS.

                  (g) For the Corporate Services to be provided by IMS to ST hereunder, ST shall pay the following fees to IMS:

                     (i)   for the tax advice and services referred to in
                           Section 1(a) above and the financial advisory and general treasury support services referred to in
                           Section 1(b) above, the fees set forth on Schedule 1 hereto;

                     (ii) for the personnel administration advice and services referred to in (c) and 1(d) above, the fees set forth on Schedule 2 hereto.

                     (iii) for the purchasing services referred to in Section
                           1(f) above, the fee to be set forth on Schedule 3 hereto.

                  Other than as set forth above, no fee shall be payable to IMS by ST for the Corporate Services provided hereunder; PROVIDED, HOWEVER, that any third-party costs incurred by IMS on behalf of ST in connection with the performance by


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         IMS of the Corporate Services hereunder shall be borne by ST. In addition, ST shall be responsible for the software licensing fees and maintenance costs of software not provided by IMS but used in connection with the performance by IMS of the Corporate Services hereunder, as set forth on Schedule 4 hereto. All such costs shall be reimbursed to IMS as provided in Section 2(c) hereunder.

                  (b) Beginning on January 3, 2001, ST agrees to pay to IMS on the last business day of each fiscal quarter that portion of the fees, determined as set forth in Section 2(a), attributable to such quarter.

                  (c) ST also agrees to reimburse IMS, within 15 Business Days (as hereinafter defined) of presentation of invoices therefor, for all out-of-pocket expenses incurred by IMS in providing Corporate Services. As used herein, "BUSINESS DAY" shall mean any day that is not a Saturday, Sunday or day on which banking institutions in New York, New York are not required to be open.

                  SECTION 3. TERM OF AGREEMENT. This Agreement shall become effective on the distribution date of the Distribution (the "Effective Date") and shall remain in effect (the "Term") thereafter unless terminated by either party upon not less than three (3) months' prior written notice; PROVIDED, HOWEVER, that in no event shall the Term extend beyond the second anniversary of the Effective Date.

                  SECTION 4. MISCELLANEOUS.

                  (a) NONASSIGNABILITY OF AGREEMENT. Except (i) by operation of law, (ii) in connection with the sale of all or substantially all the assets of a party hereto or (iii) in connection with the Distribution, this Agreement shall not be assignable, in whole or in part, directly or indirectly by either party hereto without the prior written consent of the other, and any attempt to assign any rights or obligations arising under this Agreement without such consent shall be void; PROVIDED, HOWEVER, that the provisions of this Agreement shall be binding upon, inure to the benefit of and be enforceable by IMS and ST and their respective successors and permitted assigns.

                  (b) FURTHER ASSURANCES. Subject to the provisions hereof, each of the parties hereto shall make, execute, acknowledge and deliver such other actions and documents as may be reasonably required in order to effectuate the purposes of this Agreement, and to comply with all applicable laws, regulations, orders and decrees, and obtain all required consents and approvals and make all required filings with any governmental agency, other regulatory or administrative agency, commission or similar authority, as may be necessary or desirable in connection herewith.

                  (c) WAIVERS. No failure or delay on the part of IMS or ST in exercising any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, or any abandonment or discontinuance of steps


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         to enforce such right, preclude any other or further exercise thereof or the exercise of any other right. No modification or waiver of any provision of this Agreement nor consent to any departure by IMS or ST therefrom shall in any event be effective unless the same shall be in writing, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

                  (d) ENTIRE AGREEMENT; RULES OF CONSTRUCTION. This Agreement contains the entire understanding of the parties with respect to the transactions contemplated hereby. References in this Agreement to any gender include references to all genders, and references to the singular include references to the plural and vice versa. The words "include", "includes" and "including" when used in this Agreement shall be deemed to be followed by the phrase "without limitation". Unless the context otherwise requires, the words "hereof", "hereby" and "herein" and words of similar meaning when used in this Agreement refer to this Agreement in its entirety and not to any particular Article, Section or provision of this Agreement.

                  (e) AMENDMENTS. This Agreement may be amended or supplemented only in a writing executed by the parties.

                  (f) NOTICES. All notices, requests and other communications hereunder shall be in writing and shall be given (i) by mail (postage prepaid, registered or certified mail, return receipt requested), (ii) by hand delivery, (iii) by nationally recognized courier service or
         (iv) by telecopier, receipt confirmed, addressed as follows (or to such other address as shall be specified by a party by notice pursuant hereto):

                                (i) if to IMS, to:

                                    IMS Health Incorporated
                                    200 Nyala Farms
                                    Westport, CT 06880
                                    Attention: Chief Financial Officer
                                    Telecopier: (203) 222-4527;

                                    with a copy to:

                                    IMS Health Incorporated
                                    200 Nyala Farms
                                    Westport, CT 06880
                                    Attention:  General Counsel
                                    Telecopier: (203) 222-4268; and

                               (ii) if to ST, to:


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                                    Synavant Inc.
                                    3445 Peachtree Rd., NE, Suite 1400
                                    Atlanta, GA 30326
                                    Attention: Chief Executive Officer
                                    Telecopier: (404) 841-4115;

                                    with copy to:

                                    Synavant Inc.
                                    3445 Peachtree Rd., NE, Suite 1400
                                    Atlanta, GA 30326
                                    Attention: Chief Financial Officer
                                    Telecopier: (404) 841-4115.

Each such notice, request or communication shall be effective (i) if mailed, three Business Days after mailing, (ii) if delivered by hand or by nationally recognized courier service, when delivered and (iii) if given by telecopier, when such telecopy is transmitted and the appropriate confirmation is received.

                  (g) DISPUTE RESOLUTION.

                     (i) NEGOTIATION. In the event of a controversy, dispute or claim arising out of, in connection with, or in relation to the interpretation, performance, nonperformance, validity or breach of this Agreement or otherwise arising out of, or in any way related to this Agreement or the transactions contemplated hereby, including, without limitation, any claim based on contract, tort, statute or constitution (but excluding any controversy, dispute or claim arising out of any agreement relating to the use or lease of real property if any third party is a party to such controversy, dispute or claim) (collectively, "Agreement Disputes"), the Agreement Dispute shall be negotiated in good faith for a reasonable period of time by the local managers concerned (or the equivalent thereof) of the parties, provided that such reasonable period of time shall not exceed 15 days from the time the parties began such negotiations. Should there be no resolution of an Agreement Dispute within a reasonable period of time by such local managers (or the equivalent thereof) of the parties, the Agreement Dispute shall be negotiated in good faith for a reasonable period of time by the general counsels of the parties, provided that such reasonable period of time shall not, unless otherwise agreed by the parties in writing, exceed 15 days from the time the general counsels began such negotiations.
                          Should there be no resolution of an Agreement
                          Dispute within a reasonable period of time by the general counsels of the parties, the Agreement
                          Dispute shall be negotiated in good faith for a reasonable period of time by the chief executive officers

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                          of the parties, or their respective designees,
                          provided that such reasonable period of time shall not, unless otherwise agreed by the parties in writing, exceed 30 days from the time the chief executive officers of the parties, or their respective designees, began such negotiations; provided further that in the event of any arbitration in accordance with Section 4(g)(ii) hereof, the parties shall not assert the defenses of statute of limitations and laches arising for the period beginning after the date the parties began negotiations hereunder, and any contractual time period or deadline under this Agreement or any Ancillary Agreement to which such Agreement Dispute relates shall not be deemed to have passed until such Agreement Dispute has been resolved.

                     (ii) ARBITRATION. If after such reasonable period such
                          representatives are unable to settle such Agreement Dispute (and in any event, unless otherwise agreed in writing by the parties, after 60 days have elapsed from the time the parties began such negotiations), such Agreement Dispute shall be determined, at the request of either party, by arbitration conducted in New York City, before and in accordance with the then-existing International Arbitration Rules of the American Arbitration Association (the "RULES"). In any dispute between the parties hereto, the number of arbitrators shall be one. Any judgment or award rendered by the arbitrator shall be final, binding and nonappealable (except upon grounds specified in 9 U.S.C.ss.10(a) as in effect on the date hereof). If the parties are unable to agree on an arbitrator, the arbitrator shall be selected in accordance with the Rules. Any controversy concerning whether an Agreement Dispute is an arbitrable Agreement Dispute, whether arbitration has been waived, whether an assignee of this Agreement is bound to arbitrate or as to the interpretation of enforceability of this Section 4(g)(ii) shall be determined by the arbitrator. In resolving any dispute, the parties intend that the arbitrator apply the substantive laws of the State of New York, without regard to the choice of law principles thereof. The parties intend that the provisions to arbitrate set forth herein be valid, enforceable and irrevocable. The undersigned agree to comply with any award made in any such arbitration proceedings that has become final in accordance with the Rules and agree to enforcement of or entry of judgment upon such award, by any court of competent jurisdiction, including the Supreme Court of the State of New York, New York County, or the United States District Court for the Southern District of New York. The arbitrator shall be entitled, if appropriate, to award any remedy in such proceedings, including, without limitation, monetary damages, specific performance and all other forms of legal and

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                          equitable relief; PROVIDED, HOWEVER, that the
                          arbitrator shall not be entitled to award punitive damages. Without limiting the provisions of the Rules, unless otherwise agreed in writing by or among the relevant parties or permitted by this Agreement, the parties shall keep confidential all matters relating to the arbitration or the award, PROVIDED such matters may be disclosed (A) to the extent reasonably necessary in any proceeding brought to enforce the award or for entry of a judgment upon the award and (B) to the extent otherwise required by law. Notwithstanding Article 32 of the Rules, the party other than the prevailing party in the arbitration shall be responsible for all of the costs of the arbitration, including legal fees and other costs specified by such Article 32. Nothing contained herein is intended to or shall be construed to prevent any party, in accordance with Article 22(3) of the Rules or otherwise, from applying to any court of competent jurisdiction for interim measures or other provisional relief in connection with the subject matter of any Agreement Disputes.

                  (h) CONTINUITY OF SERVICE AND PERFORMANCE. Unless otherwise agreed in writing, the parties will continue to provide service and honor all other commitments under this Agreement during the course of dispute resolution pursuant to the provisions of this Agreement with respect to all matters not subject to such dispute, controversy or claim.

                  (i) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the choice of law principles thereof.

                  (j) COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall, taken together, be considered one and the same agreement.


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                  IN WITNESS WHEREOF, the parties hereto have executed this
Agreement as of the date first above written.

                                            IMS HEALTH INCORPORATED

                                            By: /s/ Matthew L. Friedman
                                                -------------------------------
                                                Name: Matthew L. Friedman
                                                Title: Vice President

                                                SYNAVANT INC.

                                            By: /s/ James C. Malone
                                                -------------------------------
                                                Name: James C. Malone
                                                Title: Vice President


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